Exhibit 99.3

       SLM HOLDINGS, INC. ACQUIRES ASSETS OF VERTICALFALLS SOFTWARE, INC.
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Deer Park,  New York,  August 27, 2007 -- SLM Holdings,  Inc.  (SMHI.PK),  a web
based software provider, announces its acquisition of selected assets of VerticalFalls Software, Inc., a producer and distributor of desktop based software ("VerticalFalls"). Under the agreement, SLM Holdings, Inc. ("SLM") purchased assets of VerticalFalls, including all trademarks, trade names and copyrights to the name VerticalFalls Software, Inc. The consideration for such purchase involved both stock in SLM Holdings, Inc. as well as the assumption by SLM of certain debt currently owed VerticalFalls.

Under the terms of the agreement between the parties, VerticalFall's Chief Executive Officer, Jon Finkelstein, has also agreed to serve as SLM's Chief Operating Officer upon the execution of the agreement.

About VerticalFalls Software, Inc.: Located in Reston, Virginia VerticalFalls has developed a Contact Relationship Manager (CRM) solution for brokers in the financial services industry. The software is targeted at Registered Representatives and financial organizations that desire to incorporate the niche-specific tools into their business. It provides the broker a comprehensive business management and compliance assurance tool. The software company has approximately 15,000 licenses in place with several "top tier" financial services organizations. The tool significantly enhances the most widely accepted CRM product currently being utilized in the financial service industry. Jon Finkelstein, Founder and CEO of VerticalFalls, said, "This product is extremely and increasingly successful in all types and sizes of financial services firms. By joining forces with SLM, and integrating top tier supporting tools and services, such as the Gazoota lead management system and VOIP auto dialing, we will offer an unrivaled end-to-end business management solution to the financial services industry."

About SLM Holdings, Inc.: Located in Deer Park, New York, SLM is short for Software Leveraged Marketing. SLM provides customized software products to financial professionals intended to lower their costs and increase their productivity; these products are offered in Software as a Service (SaaS) environment. To date SLM offers five (5) products that can be sold individually or as a package:

     1.  GAZOOTA.COM: Web based data source

     2.  THE  BROKERS   E-VANTAGE:   CRM  design   specifically   for  financial
         professionals

     3. SLM AUTO DIALER: Utilizing Voice over Internet Protocol (VoIP) and custom built applications we enable our customers to dial from their computer, with a click of the mouse.

     4. FEDERAL DO NOT CALL COMPLIANCE: We offer our customers the ability to protect themselves from violations pertaining to the Federal DNC list as well as their internal DNC list.

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     5.  CUSTOM DESIGNED EMAIL MARKETING CAMPAIGNS: We develop customized emails
         for  our  customers  to  market  to  their  existing  and   prospective
         customers.

Jason Bishara, Executive Chairman and CEO of SLM Holdings, said "We are extremely excited to begin working with Jon and his Staff. This acquisition will allow SLM to offer Registered Reps, in an enterprise environment, a choice between our current web-hosted solutions or a more traditional software-based solution. Additionally, we will market and integrate all of SLM's products to all of the customers currently using the VerticalFalls software product which should enable SLM to generate a significant amount of residual revenue from VerticalFalls customers."

For more information, contact;

Rich Miller
Mirador Consulting, Inc.
Tel. (561) 989-3600

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE FORWARD LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT ARE NOT NECESSARILY THE MOST LIKELY AND MAY NOT MATERIALIZE. IN ADDITION, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPUTER INDUSTRY AND GENERAL ECONOMY; COMPETITIVE FACTORS; ABILITY TO ATTRACT AND RETAIN PERSONNEL, INCLUDING KEY SALES AND MANAGEMENT PERSONNEL; THE PRICE OF THE COMPANY'S STOCK; AND THE RISK FACTORS SET FORTH FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-KSB AND ITS QUARTERLY REPORTS ON FORMS 10-QSB; AND ANY REPORTS ON FORM 8K. SLM HOLDINGS, INC. TAKES NO OBLIGATION TO UPDATE OR CORRECT FORWARD-LOOKING STATEMENTS.